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                                                                    EXHIBIT 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the use in this Amendment No. 3 to the Registration Statement of Hexcel Corporation on form S-4 of our report dated February 9, 1996 (February 24, 1996 as to Note 2), on the statements of income and cash flows of Fort Mill A Inc. for the fiscal year ended December 31, 1995, appearing in the Prospectus, which is part of this Registration Statement.

    We also consent reference to us under the heading "Experts" in such Prospectus.

                                        /s/ Deloitte & Touche LLP

Charlotte, North Carolina,
June 11, 1999